                                                                      Execution

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                   THORNBURG MORTGAGE SECURITIES TRUST 2006-5
             MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2006-5
                        CLASS A-1, CLASS A-2, CLASS A-X,
                  CLASS A-R, CLASS B-1, CLASS B-2 AND CLASS B-3

                             UNDERWRITING AGREEMENT

                                                                August 29, 2006

To the Underwriters named
   on the signature page hereof

Ladies and Gentlemen:

         Structured Asset Mortgage Investments II Inc., a Delaware corporation (the "Company"), proposes to sell to Bear, Stearns & Co. Inc. ("Bear Stearns"), Banc of America Securities LLC ("BofA") Credit Suisse Securities (USA) LLC ("Credit Suisse"), Greenwich Capital Markets, Inc. ("RBS GC") and Lehman Brothers Inc. ("LBI", and, together with Bear Stearns, BofA and Credit Suisse, the "Underwriters"), its Thornburg Mortgage Securities Trust 2006-5 Certificates in the classes, in the respective original principal amounts and with the designations set forth in Schedule I hereto (the "Offered Certificates"). Only the Offered Certificates are being purchased by the Underwriters hereunder. The Offered Certificates, together with the Class B-4, Class B-5 and Class B-6 Certificates (collectively, the "Certificates"), will be issued by the Company pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2006, among the Company, as depositor, Thornburg Mortgage Home Loans, Inc., as seller (the "Seller"), Wells Fargo Bank, N.A., as master servicer and securities administrator (in its capacity as master servicer, the "Master Servicer" and in its capacity as securities administrator, the "Securities Administrator"), Wilmington Trust Company, as Delaware trustee and LaSalle Bank National Association, as trustee (the "Trustee"). Each Certificate will evidence the holder's beneficial ownership in the Thornburg Mortgage Securities Trust 2006-5 (the "Trust"), governed pursuant to the Pooling and Servicing Agreement, and consisting primarily of hybrid and adjustable rate, residential mortgage loans (the "Mortgage Loans") secured primarily by first liens on one- to four-family residential properties. The Offered Certificates are described more fully in Schedule I hereto and in the Final Prospectus Supplement furnished to the Underwriters by the Company and referred to below.

         The Mortgage Loans will be serviced by the Master Servicer pursuant to the Pooling and Servicing Agreement. Also, an indemnification and contribution agreement, dated August 29, 2006 (the "Indemnification Agreement"), will be entered into among the Company, the Underwriters and the Seller.

         Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

         1 Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriters that:

              (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto) for the registration of securities, issuable in series under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement was declared effective on the date set forth in Schedule I hereto. The Company meets the requirements for use of Form S-3 under the 1933 Act, and such registration statement, as amended at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder ("the Regulations"). Copies of such registration statement have been delivered by the Company to the Underwriters. Such registration statement, as of its effective date, and each amendment thereto to the date of this agreement, as of its effective date, including all exhibits thereto, is hereinafter called the "Registration Statement". The Company proposes to prepare and file with the Commission pursuant to Rule 424 under the 1933 Act a final prospectus dated March 28, 2006 (the "Base Prospectus"), a preliminary prospectus supplement dated August 24, 2006, relating to the Offered Certificates (the "Preliminary Prospectus Supplement") and a final prospectus supplement dated August 29, 2006, relating to the Offered Certificates (the "Final Prospectus Supplement"). The Base Prospectus and the Preliminary Prospectus Supplement relating to the Offered Certificates in the form to be filed with the Commission pursuant to Rule 424 are hereinafter together called the "Preliminary Prospectus," and the Base Prospectus and the Final Prospectus Supplement relating to the Offered Certificates in the form to be filed with the Commission pursuant to Rule 424 are hereinafter together called the "Final Prospectus." Each of the Preliminary Prospectus and the Final Prospectus is referred to herein as a "Prospectus." References made herein to a Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date of such Prospectus, and any reference to any amendment or supplement to the Final Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of the Final Prospectus and incorporated by reference in the Final Prospectus, and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date that is incorporated by reference in the Registration Statement.

              (b) (i) The Registration Statement, the Preliminary Prospectus and the Final Prospectus conform, and any further amendments or supplements to the Registration Statement or the Final Prospectus will conform when they become effective or are filed with the Commission, as the case may be, in all material respects to the requirements of the 1933 Act and the Regulations thereunder,
(ii) the Registration Statement, as of the applicable effective date as to each part of the Registration Statement, does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (iii) the Preliminary Prospectus, as of its date, does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that no representation or warranty is made as to (x) information omitted from the Preliminary Prospectus but included in the Final Prospectus or (y) information contained in or omitted from the Registration Statement or either Prospectus in reliance upon and in conformity with written information furnished to the Company in writing by any Underwriter, directly or through Bear Stearns, as representative of the Underwriters, expressly for use therein, as specified in Exhibit A hereto (the "Underwriters' Information") and (iv) the Final Prospectus, as of its date, and as amended or supplemented as of the Closing Date, does not and will not contain any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements contained in or omitted from the Registration Statement or the Final Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with the Underwriters' Information.

              (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement, dated as of August 1, 2006, between the Company and the Seller (the "Mortgage Loan Purchase Agreement"), and the Indemnification Agreement.

              (d) As of the date hereof, as of the date on which each Prospectus is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Preliminary Prospectus or the Final Prospectus is filed with the Commission, and as of the Closing Date, there has not been and will not have been (i) any request by the Commission for any further amendment to the Registration Statement, the Preliminary Prospectus or the Final Prospectus or for any additional information which has not been complied with, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.

              (e) This Agreement has been duly authorized, executed and delivered by the Company.

              (f) Each of the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement and the Indemnification Agreement (collectively, the "Other Agreements"), when executed and delivered as contemplated thereby, will have been duly authorized, executed and delivered by the Company; and each of the Other Agreements, when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of the Company, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law, and (iii) with respect to any rights of indemnity, limitations of public policy under applicable securities laws.

              (g) As of the Closing Date, the Offered Certificates will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and delivered to the Underwriters for the account of the Underwriters against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. The Offered Certificates, except for the Class B-2 and Class B-3 Certificates will be "mortgage related securities," as such term is defined in the singular in the 1934 Act.

              (h) As of the Cut-off Date, each of the Mortgage Loans will meet the criteria for selection to be described in the Final Prospectus.

              (i) The Company is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company. None of (i) the issuance and sale of the Offered Certificates, (ii) the execution and delivery by the Company of this Agreement and the Other Agreements, (iii) the consummation by the Company of any of the transactions herein or therein contemplated, and (iv) the compliance by the Company with the provisions hereof or thereof, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company. The Company is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Company to perform its obligations under this Agreement and the Other Agreements or (ii) the business, operations, financial conditions, properties or assets of the Company.

              (j) There are no actions or proceedings against, or investigations of, the Company pending or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Other Agreements or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement and the Other Agreements,
(iii) that are reasonably likely to be adversely determined and that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Other Agreements or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Final Prospectus.

              (k) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the Other Agreements or the execution, delivery and sale of the Certificates have been or will be paid on or prior to the Closing Date.

              (l) Immediately prior to the assignment of the Mortgage Loans to the Trustee as contemplated by the Pooling and Servicing Agreement, the Company
(i) had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, mortgage, lien, security interest or other encumbrance (collectively, "Liens"), (ii) had not assigned to any Person any of its right, title or interest in and to such Mortgage Loans or in the Pooling and Servicing Agreement and (iii) will have the power and authority to sell such Mortgage Loans to the Trustee, and upon the execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired all of the Company's right, title and interest in and to the Mortgage Loans.

              (m) Neither the Company nor the Trust is, and neither the issuance and sale of the Certificates nor the activities of the Trust pursuant to the Pooling and Servicing Agreement will cause the Company or the Trust to be, an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

              (n) As of August 29, 2006, the Company was not an "ineligible issuer" as defined in Rule 405 under the Securities Act.

         2 Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell the Offered Certificates to the Underwriters, and the Underwriters agree severally, but not jointly, to purchase, from the Company, the Offered Certificates in the respective principal amounts of the Classes of Offered Certificates set forth in Schedule I hereto at the respective purchase prices set forth therein (plus accrued interest, if applicable); provided, however, that the purchase prices set forth in Schedule I hereto may be replaced with updated purchase prices specified in a purchase price adjustment letter to be delivered by the Underwriters to the Depositor at or prior to the Closing Date.

         3 Delivery and Payment. Delivery of and payment for the Offered Certificates shall be made at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York at 10:00 a.m., Eastern Standard Time, on the date specified in Schedule I hereto (or such later date not later than seven business days after such specified date as the Underwriters shall designate), which date and time may be changed by agreement between the Underwriters and the Company or as provided herein (such date and time of delivery and payment for the Offered Certificates being herein called the "Closing Date"). Delivery of the Offered Certificates shall be made to the Underwriters, against payment by the Underwriters of the purchase price therefor in immediately available funds wired to such bank as may be designated by the Company, or such other manner of payment as may be agreed upon by the Company and the Underwriters. The Offered Certificates to be so delivered shall be in definitive fully registered form, unless otherwise agreed, in such denominations and registered in such names as the Underwriters may have requested in writing not less than two full business days in advance of the Closing Date.

         The Company agrees to have the Offered Certificates available for inspection, checking and packaging by the Underwriters in the Borough of Manhattan in The City of New York, not later than 10:00 a.m. on the business day prior to the Closing Date.

         4 Offering of the Offered Certificates. It is understood that the Underwriters propose to offer the Offered Certificates for sale to the public as set forth in the Final Prospectus.

         5 Covenants of the Company. The Company covenants and agrees with the Underwriters that:

              (a) The Company will prepare the Preliminary Prospectus and the Final Prospectus setting forth the amount of Offered Certificates covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the expected proceeds to the Company from the sale of such Offered Certificates, and such other information as the Underwriters and the Company may deem appropriate in connection with the offering of such Offered Certificates. The Company promptly will advise the Underwriters or the Underwriters' counsel (i) when the Preliminary Prospectus and Final Prospectus shall each have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective or any further supplement to the Final Prospectus shall have been filed with the Commission, (iii) of any proposal or request to amend or supplement the Registration Statement, the Base Prospectus or the Final Prospectus or any request by the Commission for any additional information, (iv) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or post-effective amendment thereto or the institution or threatening of any proceeding for that purpose, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose, (vii) of the occurrence of any event that would cause the Registration Statement, as then in effect, to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or the occurrence of an event that would cause the Final Prospectus, as then in effect, to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will cause the Preliminary Prospectus and the Final Prospectus to each be transmitted to the Commission for filing pursuant to Rule 424 under the 1933 Act or will cause the Preliminary Prospectus and the Final Prospectus to each be filed with the Commission pursuant to said Rule 424.

              (b) If, at any time when a prospectus relating to the Offered Certificates is required to be delivered under the 1933 Act, any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the 1933 Act or the Regulations, the Company promptly will prepare and file with the Commission, at the expense of the Company, subject to paragraph (a) of this
Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, the Company will use its best efforts to cause such amendment to the Registration Statement to be made effective as soon as possible.

              (c) The Company will furnish to each Underwriter and the Underwriters' counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date, and so long as delivery of a prospectus by an Underwriter may be required by the 1933 Act, as many copies of any Preliminary Prospectus and the Final Prospectus and any amendments and supplements thereto as the Underwriters may reasonably request.

              (d) [Reserved]

              (e) The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Offered Certificates for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process.

              (f) The Company will pay or cause to be paid all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Pooling and Servicing Agreement and the Certificates; the fees, costs and expenses of the Trustee (to the extent permitted under the Pooling and Servicing Agreement, and except to the extent that another party is obligated to pay such amounts thereunder); the fees and disbursements of accountants for the Company; the costs and expenses in connection with the qualification or exemption of the Offered Certificates under state securities or "blue sky" laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any blue sky survey and in connection with any determination of the eligibility of the Offered Certificates for investment by institutional investors and the preparation of any legal investment survey; the expenses of printing any such blue sky survey and legal investment survey; the cost and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Base Prospectus, the Preliminary Prospectus and the Final Prospectus, the preparation and production of this Agreement and the delivery to each Underwriter of such copies of each Preliminary Prospectus and Final Prospectus as each Underwriter may reasonably request; and the fees of the Rating Agencies (as defined in Section 8 hereof).

              (g) The Company will enter into the Other Agreements on or prior to the Closing Date.

              (h) The Company will file with the Commission within fifteen days after the issuance of the Offered Certificates a current report on Form 8-K setting forth specific information concerning the Offered Certificates and the Mortgage Loans to the extent that such information is not set forth in the Final Prospectus. To the extent the Underwriters have complied with the terms of
Section 6 and Section 7 hereof, the Company will file with the Commission any Free Writing Prospectus (as defined herein) delivered to investors in accordance with Section 6 and Section 7 as the Company is required under the Regulations, and shall do so within the applicable period of time prescribed by the Regulations.

         6 Representations, Warranties and Covenants of Each Underwriter. Each Underwriter represents, warrants, covenants and agrees with, the Company that:

              (a) It has not provided and will not provide to any potential investor any information that would constitute "issuer information" within the meaning of Rule 433(h) under the 1933 Act other than information contained in the Preliminary Term Sheets (as defined herein).

              (b) In disseminating information to potential investors, it has complied and will continue to comply fully with the Regulations, including but not limited to Rules 164 and 433 under the 1933 Act and the requirements thereunder for filing and retention of free writing prospectuses.

              (c) It has not disseminated and will not disseminate any information relating to the Offered Certificates in reliance on Rule 167 or 426 under the 1933 Act.

              (d) It has not disseminated and will not disseminate any information relating to the Offered Certificates in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the 1933 Act.

              (e) Each Free Writing Prospectus disseminated by such Underwriter bore or will bear the applicable legends required under this Agreement, and no Free Writing Prospectus disseminated by such Underwriter bore or will bear any legend proscribed under this Agreement.

              (f) Prior to entering into any Contract of Sale, the Underwriter shall convey the Preliminary Prospectus to each prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Preliminary Prospectus to each potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Regulations.

              (g) In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of Offered Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Certificates to the public in that Relevant Member State at any time:

                     (1) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                     (2) to any legal entity which has two or more of (x) an
              average of at least 250 employees during the last financial year;
              (y) a total balance sheet of more than (euro)43,000,000 and (z) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                     (3) in any other circumstances which do not require the
              publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this Section, the expression an "offer of Offered Certificates to the public" in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

              (h) Each confirmation of sale with respect to Offered Certificates delivered by an Underwriter shall, if such confirmation of sale is not preceded or accompanied by delivery of the Final Prospectus, include a legend to the following effect in compliance with Rule 173 under the Securities Act:

              RULE 173 NOTICE: THIS SECURITY WAS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THAT IS ON FILE WITH THE SEC. YOU MAY REQUEST A COPY OF THE FINAL PROSPECTUS AT WWW.SEC.GOV, OR BY CALLING TOLL FREE 1-866-803-9204.

         7 Offering Procedures. (a) The following terms have the specified meanings for purposes of this Agreement:

                     (i) "Contract of Sale" has the same meaning as the term
              "contract of sale" as used in Rule 159 under the 1933 Act.

                     (ii) "Derived Information" means any information regarding the Offered Certificates as is disseminated by any Underwriter to a potential investor, which information is prepared on the basis of or derived from, but does not include, (A) Issuer Information,
              (B) information contained in the Registration Statement, either Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Offered Certificates that is disseminated by any Underwriter to a potential investor) or (C) Pool Information .

                     (iii) "Free Writing Prospectus" means each Preliminary Term
              Sheet and any other information relating to the Offered Certificates disseminated by the Company or any Underwriter that constitutes a "free writing prospectus" within the meaning of Rule 405 under the 1933 Act.

                     (iv) "Issuer Information" means (1) the information
              contained in pages 5 through 49 of the First Preliminary Term Sheet, pages 19 through 65 of the Second Preliminary Term Sheet and pages 18 through 33 of the Third Preliminary Term Sheet, and
              (2) any other information provided in writing by the Depositor to the Underwriters specifically for dissemination to potential investors, attached hereto as Exhibit D.

                     (v) "Preliminary Term Sheets" means, collectively the
              preliminary term sheet dated August 16, 2006 (the "First Preliminary Term Sheet"), the preliminary term sheet dated August 12, 2006 (the "Second Preliminary Term Sheet") and the preliminary term sheet dated August 22, 2006 (the "Third Preliminary Term Sheet") attached hereto as Exhibits C-1, C-2 and C-3, respectively.

              (b) Neither the Company nor any Underwriter will disseminate to any potential investor any information relating to the Offered Certificates that constitutes a "written communication" within the meaning of Rule 405 under the 1933 Act, other than the Preliminary Term Sheets, a Prospectus and, in the case of the Underwriters, Derived Information, unless (i) if an Underwriter seeks to disseminate such information, such Underwriter or Bear Stearns, as representative of the Underwriters, has obtained the prior consent of the Company, or (ii) if the Company seeks to disseminate such information, the Company has obtained the prior consent of Bear Stearns, as representative of the Underwriters.

         An Underwriter may convey Derived Information to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that Derived Information shall not be distributed in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the Securities Act. Each Underwriter shall maintain records of any conveyance of Derived Information to potential or actual investors and shall maintain such records as required by the Regulations.

         Neither the Company nor any Underwriter shall disseminate or file with the Commission any information relating to the Offered Certificates in reliance on Rule 167 or 426 under the 1933 Act, nor shall any Underwriter disseminate any Free Writing Prospectus in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the 1933 Act.

              (c) Each Free Writing Prospectus shall bear the applicable legends substantially in the form specified in Exhibit B-1 hereto, and may bear the applicable legends substantially in the form specified in Exhibit B-2 hereto. A Free Writing Prospectus shall not include any legend of a type specified in Exhibit B-3 hereto.

              (d) Each Underwriter shall deliver (directly or through Bear Stearns, as representative of the Underwriters) to the Company and its counsel a copy, in electronic form, of each Free Writing Prospectus disseminated by such Underwriter that is required to be filed with the Commission, not later than two business days prior to the date on which such Free Writing Prospectus is required under the Regulations to be so filed.

         8 Conditions to the Purchase of the Offered Certificates. The obligations of each Underwriter hereunder to purchase the Offered Certificates shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

              (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act.

              (b) The Company shall have delivered to each Underwriter a certificate of the Company, signed by the President or a vice president of the Company and dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus and this Agreement and that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened, and (iv) nothing has come to the attention of the signer hereof on behalf of the Company that would lead said signer to believe that the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (c) The Underwriters and the Company shall have received a negative assurance letter of McKee Nelson LLP and Stroock & Stroock & Lavan LLP with respect to each Prospectus;

              (d) The Underwriters shall have received from McKee Nelson LLP and counsel for the Company, one or more favorable opinions, dated the Closing Date, to the effect that:

                     (i) The Registration Statement has become effective under
              the 1933 Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, as of its effective date (other than the financial and statistical information contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the Regulations thereunder;

                     (ii) To the best knowledge of such counsel, there are no
              material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto;

                     (iii) This Agreement has been duly authorized, executed and delivered by the Company;

                     (iv) Each of the Pooling and Servicing Agreement and the
              Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, except insofar as the indemnification provisions therein may be limited by applicable law;

                     (v) The Indemnification Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, except insofar as the indemnification provisions therein may be limited by applicable law;

                     (vi) The direction by the Company to the Trustee to
              execute, authenticate and deliver the Offered Certificates has been duly authorized by the Company, and the Offered Certificates, when executed and authenticated in the manner contemplated in the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement;

                     (vii) The Offered Certificates and the Pooling and
              Servicing Agreement conform to the descriptions thereof contained in the Final Prospectus;

                     (viii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and neither the Company nor the Trust is required to be registered under the Investment Company Act; and

                     (ix) Assuming compliance with the Pooling and Servicing
              Agreement for federal income tax purposes, each segregated pool of assets identified as a REMIC in the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended.

              (e) The Underwriters shall have received from the Counsel of the Company or an affiliate of the Company, a favorable opinion, dated the Closing Date, to the effect that:

                     (i) The Company has been duly organized and is validly
              existing as a corporation in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Other Agreements;

                     (ii) To the best knowledge of such counsel, there are no
              actions, proceedings or investigations pending or threatened against or affecting the Company before or by any court, arbitrator, administrative agency or other governmental authority reasonably likely to be adversely determined that would materially and adversely affect the ability of the Company to carry out the transactions contemplated in this Agreement or the Other Agreements;

                     (iii) No consent, approval, authorization or order of, or
              filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Certificates and except any recordation of the assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed; and

                     (iv) The Company is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company, and none of (A) the issuance and sale of the Offered Certificates, (B) the execution or delivery of or performance under this Agreement or the Other Agreements, and
              (C) the consummation of any other of the transactions contemplated herein or therein will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of incorporation or by-laws of the Company, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Company or any of its affiliates is a party or by which it or any of them is bound, or any New York or federal statute or regulation applicable to the Company or any of its affiliates or, to the knowledge of such counsel, any order of any New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its affiliates.

              (f) The Underwriters shall have received from the counsel for Wells Fargo Bank, N.A. ("Wells Fargo"), as master servicer and securities administrator, a favorable opinion, dated the Closing Date, to the effect that:

                     (i) Wells Fargo has been duly organized and is validly
              existing as a corporation in good standing under the laws of its state of incorporation and has all corporate power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under the Pooling and Servicing Agreement;

                     (ii) To the best knowledge of such counsel, there are no
              actions, proceedings or investigations pending or threatened against or affecting Wells Fargo before or by any court, arbitrator, administrative agency or other governmental authority reasonably likely to be adversely determined that would materially and adversely affect the ability of Wells Fargo to carry out the transactions contemplated in the Pooling and Servicing Agreement;

                     (iii) No consent, approval, authorization or order of, or
              filing or registration with, any state or federal court or governmental agency or body is required for the consummation by Wells Fargo of the transactions contemplated herein, except any recordation of the assignments of the Mortgage Loans master serviced by Wells Fargo to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed; and

                     (iv) Wells Fargo is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to Wells Fargo in its capacities as master servicer and securities administrator, and neither (A) the execution or delivery of or performance under the Pooling and Servicing Agreement nor (B) the consummation of any other of the transactions contemplated therein will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of incorporation or by-laws of Wells Fargo, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which Wells Fargo or any of its affiliates is a party or by which it or any of them is bound, or any state or federal statute or regulation applicable to Wells Fargo or any of its affiliates or, to the knowledge of such counsel, any order of any state or federal court, regulatory body, administrative agency or governmental body having jurisdiction over Wells Fargo or any of its affiliates.

                           In addition, such counsel shall state that it has no
reason to believe that the sections of each of the Preliminary Prospectus Supplement and the Final Prospectus Supplement captioned "The Master Servicer" and "The Pooling and Servicing Agreement--The Securities Administrator" as of the date of each of the Preliminary Prospectus Supplement and the Final Prospectus Supplement, and as of the date that the applicable sections are amended or supplemented, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements in such applicable sections, in the light of the circumstances in which they were made, not misleading; it being understood that such counsel need express no opinion or belief as to the financial and statistical statements or other financial data contained in such sections.

              (g) The Underwriters shall have received from counsel or counsels to the Seller, one or more favorable opinions, dated the Closing Date, to the effect that:

                     (i) The Seller has been duly organized and is validly
              existing as a corporation in good standing under the laws of its state of incorporation and has all corporate power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Other Agreements;

                     (ii) To the best knowledge of such counsel, there are no
              actions, proceedings or investigations pending or threatened against or affecting such Seller before or by any court, arbitrator, administrative agency or other governmental authority reasonably likely to be adversely determined that would materially and adversely affect the ability of the Seller to carry out the transactions contemplated in this Agreement and the Other Agreements;

                     (iii) No consent, approval, authorization or order of, or
              filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein;

                     (iv) The Seller is not in violation of its certificate of
              incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Seller, and neither (A) the execution or delivery of or performance under this Agreement and the Other Agreements nor (B) the consummation of any other of the transactions contemplated therein will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of incorporation or by-laws of the Seller, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Seller or any of its affiliates is a party or by which it or any of them is bound, or any state or federal statute or regulation applicable to the Seller or any of its affiliates or, to the knowledge of such counsel, any order of any state or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller or any of its affiliates; and

                     (v) The conveyance of the Mortgage Loans from the Seller to the Company pursuant to the Mortgage Loan Purchase Agreement will be recognized as a "true sale" and certain other related bankruptcy and insolvency matters.

                           In addition, such counsel shall state that it has no
reason to believe that the sections of each of the Preliminary Prospectus Supplement and the Final Prospectus Supplement captioned "The Sponsor and Seller," "Mortgage Loan Origination--The Seller's Underwriting Standards--The Seller's Underwriting Process" and "The Servicers--Thornburg Mortgage Home Loans, Inc." as of the date of each of the Preliminary Prospectus Supplement and the Final Prospectus Supplement, and as of the date that the sections are amended or supplemented, if amended or supplemented, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements in such sections, in the light of the circumstances in which they were made, not misleading; it being understood that such counsel need express no opinion or belief as to the financial and statistical statements or other financial data contained in such section.

              (h) The Underwriters shall receive from KPMG LLP, certified public accountants, one or more letters, dated the date on which each of the Preliminary Prospectus Supplement and Final Prospectus Supplement is dated and printed and satisfactory in form and substance to the Underwriters and the Underwriters' counsel, to the effect that such accountants have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, as applicable, under the caption "The Mortgage Loan Pool" and in Schedule A thereto agrees with the general accounting records of THML or the Company, as applicable.

              (i) The Underwriters shall have received from each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. (each, a "Rating Agency" and collectively, the "Rating Agencies") a rating letter assigning to the Offered Certificates the ratings indicated on Schedule I hereto, none of which ratings shall have been withdrawn.

              (j) The Underwriters shall have received from counsel for the Trustee a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and the Underwriters' counsel, to the effect that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid, binding and enforceable agreement of the Trustee, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriters and the Trustee.

              (k) The Underwriters shall have received such further information, certificates, documents and opinions as it may reasonably have requested not less than three business days prior to the Closing Date.

              (l) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriters and the Underwriters' counsel, and the Underwriters and such counsel shall have received such information, certificates and documents as it or they may have reasonably requested.

         If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and the Underwriters' counsel, this Agreement and all the obligations of the Underwriters hereunder may be canceled by the Underwriters at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile transmission confirmed in writing.

         9 Indemnification and Contribution. The Company agrees with the Underwriters that:

              (a) The Company will indemnify and hold harmless each Underwriter and each Person who controls such Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject under the 1933 Act, the 1934 Act, or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities

(or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (w) any Derived Information disseminated by such Underwriter, (x) any information (other than Derived Information) the Preliminary Term Sheets, any Issuer Information in any Free Writing Prospectus or any Prospectus disseminated by such Underwriter,
(y) the Registration Statement or in any amendment thereof, or the omission or alleged omission to state in the Registration Statement or any amendment thereof a material fact required to be stated therein or necessary to make the statements therein not misleading, or (z) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Preliminary Prospectus or the Final Prospectus, or the omission or alleged omission to state in the Base Prospectus, the Preliminary Prospectus or the Final Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and agrees to reimburse the Seller such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with (A) the information in each of the Preliminary Prospectus Supplement and the Final Prospectus Supplement contained under the first and last sentences under the headings "Summary of Terms--Servicers" and "--Originators," the third and fourth sentences of the first paragraph and the last paragraph under the heading "Summary of Terms--The Mortgage Loans," under the headings "--The Mortgage Loan Pool," "--Aggregate Mortgage Loan Summary," the first paragraph under the heading "Risk Factors-- The yield on the certificates may be affected by changes in interest rates," the first sentence under the heading "Risk Factors--Loan prepayments may adversely affect the average life of, and rate of return on, your certificates," the first sentence under the heading "Risk Factors--Mortgage loans with interest-only payments," the first sentence of each of the two bullet points under the heading "Risk Factors--Certain features of the mortgage loans may adversely affect your investment in the certificates," the first sentence under the heading "Risk Factors--Conversion or modification of the mortgage loans may reduce the yields on the certificates," the first sentence under the heading "Risk Factors--Geographic concentration of the mortgage loans may adversely affect your certificates," under the headings "The Mortgage Loan Pool," "Static Pool Information" (including information posted on http://www.ctslink.com/staticpools?issuer=THORNBURG contained in the pdf file entitled "Thornburg 2006-5"), "The Sponsor and Seller," "Mortgage Loan Origination--The Seller's Underwriting Standards," "Affiliations and Relationships" (limited to information regarding affiliates of Thornburg described in such section), "The Servicers--Thornburg Mortgage Home Loans, Inc." and the first sentence of the fifth, sixth and eighth paragraphs under the heading "Yield, Prepayment and Maturity Considerations--Prepayment Considerations and Risks" or arise out of or are based upon information provided by the Servicers or the Seller to the Underwriters specifically for use in connection with any Free Writing Prospectus or (B) written information furnished to the Company as herein stated by an Underwriter specifically for use in connection with the preparation of any Free Writing Prospectus, other than a misstatement or omission arising from a misstatement or omission in the information provided by the Company concerning the assets of the Trust (such information, the "Company Provided Information"), and (ii) such indemnity with respect to the Base Prospectus or the Preliminary Prospectus shall not inure to any Underwriter or any Person controlling any Underwriter from which the Person asserting any such loss, claim, damage or liability purchased the Offered Certificates that are the subject thereof, if such Person did not receive a copy of the Final Prospectus at or prior to the confirmation of the sale of such Offered Certificates to such Person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in the Base Prospectus or in any such Preliminary Prospectus was corrected in the Final Prospectus. This indemnity will be in addition to any liability that the Company may otherwise have.

              (b) The Underwriters severally, and not jointly, agree to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each Person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to Underwriters' Information furnished to the Company as herein stated by the Underwriters specifically for use in connection with the preparation of (i) the documents referred to in the foregoing indemnity or (ii) any Free Writing Prospectus, except to the extent that such misstatement or omission arises from a misstatement or omission in the Company Provided Information. This indemnity will be in addition to any liability that the Underwriters may otherwise have. The Company and each Underwriter acknowledges that the Underwriters' Information constitutes the only information furnished in writing by the Underwriters for inclusion in the documents referred to in the foregoing indemnity, and the Underwriters each confirm that such statements are correct.

              (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to elect separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a) of this Section 9), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).

              (d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to an indemnified party under this Section 9, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages and liabilities referred to in paragraph (a) or (b) above, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Certificates or, if the allocation referred to above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; provided, however, that each Underwriter shall not be responsible for more than the amount of its underwriting discounts and commissions; and provided, further, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this
Section 9, a Person, if any, that controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as does such Underwriter and each Person, if any, that controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph
(d).

         10 Termination. (a) This Agreement shall be subject to termination in the Underwriters' absolute discretion, by notice given to the Company prior to delivery of and payment for the Offered Certificates, if, prior to such time,
(i) trading of securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iii) there shall have occurred any material outbreak or declaration of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Underwriters' reasonable judgment, impracticable to market the Offered Certificates on the terms specified herein.

              (b) If the sale of the Offered Certificates shall not be consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of the default of the Underwriters, the Company shall reimburse the Underwriters for the reasonable fees and expenses of the Underwriters' counsel and for such other out-of-pocket expenses as shall have been incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Offered Certificates, and upon demand the Company shall pay the full amount thereof to the Underwriters.

              (c) This Agreement will survive delivery of and payment for the Offered Certificates. The provisions of Section 9 and this Section 10(c) shall survive the termination or cancellation of this Agreement.

         11 No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Offered Certificates pursuant to this Agreement, including the determination of the public offering price of the Offered Certificates and any related discounts and commissions, is an arm's-length commercial transaction between the Company and the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) each Underwriter has not assumed or will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether an Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) each Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

         This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against any of the Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

         12 Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or transmitted by facsimile and confirmed to (i) Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Legal (ii) Banc of America Securities LLC, 214 N. Tryon Street, Charlotte, NC 28255 (iii) Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, attention: Legal Department; (iv) Greenwich Capital Markets, Inc. at 600 Steamboat Road, Greenwich, Connecticut 06830, attention: Legal Department; and
(iv) Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019; and if sent to the Company, will be mailed, delivered or transmitted by facsimile and confirmed to it at 383 Madison Avenue, New York, New York 10179.

         13 Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Section 9, and their successors and assigns, and no other Person will have any right or obligation hereunder.

         14 Applicable Law; Counterparts. This Agreement will be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

         If the foregoing is in accordance with each Underwriter's understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and such Underwriter's acceptance shall represent a binding agreement between the Company and such Underwriter.

                                     Very truly yours,



                                     STRUCTURED ASSET MORTGAGE
                                     INVESTMENTS II INC.
                                     By: /s/ Joseph T. Jurkowski, Jr.
                                         -------------------------------------
                                         Name: Joseph T. Jurkowski, Jr.
                                         Title: Vice President


The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written.

BEAR, STEARNS & CO. INC.

By: /s/ Baron Silverstein
    ---------------------------------
    Name:  Baron Silverstein
    Title:  Senior Managing Director

BANC OF AMERICA SECURITIES LLC

By: /s/ Bruce W. Good
    ---------------------------------
    Name:  Bruce W. Good
    Title:  Vice President

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ Peter J. Sack
    ---------------------------------
    Name:  Peter J. Sack
    Title:  Director

GREENWICH CAPITAL MARKETS, INC.

By: /s/ Matt Miles
    ---------------------------------
    Name:  Matt Miles
    Title:  Vice President

LEHMAN BROTHERS INC.

By: /s/ Mary Stone
    ---------------------------------
    Name:  Mary Stone
    Title:  Vice President

                                   SCHEDULE I

Underwriting Agreement dated August 29, 2006.

As used in this Agreement, the term "Registration Statement" refers to the Registration Statement on Form S-3, File No. 333-132232.

Closing Date:  August 31, 2006.

Preliminary Pool Balance:  $2,691,918,134.45.

Cut-Off Date: August 1, 2006, except for each Mortgage Loan originated after April 1, 2006, but on or before August 21, 2006, the date of its origination.

Title, Purchase Price and Description of Offered Certificates:

         Structured Asset Mortgage Investments II Inc., Thornburg Mortgage Securities Trust 2006-5, Mortgage Loan Pass-Through Certificates, Series 2006-5, Classes designated below:(1)


                         ORIGINAL CLASS
                           CERTIFICATE                                                  MOODY'S / S&P
        CLASS           PRINCIPAL BALANCE          INITIAL PASS-THROUGH RATE                RATING
----------------------------------------------------------------------------------------------------------
      Class A-1             $2,340,859,000               LIBOR + 0.12%                    Aaa / AAA
      Class A-2               $260,095,000               LIBOR + 0.18%                    Aaa / AAA
      Class A-X             $2,600,954,000                  Variable                      Aaa / AAA
                                (Notional)
      Class A-R                       $100             Weighted Average                   Aaa / AAA
      Class B-1                $34,930,000             Weighted Average                   Aa2 / N/R
      Class B-2                $21,495,000             Weighted Average                    A2 / N/R
      Class B-3                $12,091,000             Weighted Average                   Baa2 / N/R




                                             Original
                                           Certificate
                                        Principal Balance
                                           of Class A-1         Underwriter's        Purchase
            Underwriter                    Certificates           Discount            Price
------------------------------------    -------------------    ----------------    -------------
Bear, Stearns & Co. Inc............     $  1,638,601,400           0.1563%         100.00000%
Banc of America Securities LLC.....     $  175,564,400             0.1563%         100.00000%
Credit Suisse Securities (USA) LLC.     $  175,564,400             0.1563%         100.00000%
Greenwich Capital Markets, Inc.....     $  175,564,400             0.1563%         100.00000%
Lehman Brothers Inc................     $  175,564,400             0.1563%         100.00000%
                                        ---------------
                           Total...     $ 2,340,859,000
                                        ===============


----------------
     (1) Other Certificates issued pursuant to the Pooling and Servicing
Agreement: Thornburg Mortgage Securities Trust 2006-5, Mortgage Loan Pass-Through Certificates, Series 2006-5, Class B-4, Class B-5 and Class B-6 Certificates.


                                             Original
                                           Certificate
                                        Principal Balance
                                           of Class A-2         Underwriter's        Purchase
            Underwriter                    Certificates           Discount            Price
------------------------------------    -------------------    ----------------    -------------
Bear, Stearns & Co. Inc............     $ 182,066,600              0.1563%         100.00000%
Banc of America Securities LLC.....     $  19,507,100              0.1563%         100.00000%
Credit Suisse Securities (USA) LLC.     $  19,507,100              0.1563%         100.00000%
Greenwich Capital Markets, Inc.....     $  19,507,100              0.1563%         100.00000%
Lehman Brothers Inc................     $  19,507,100              0.1563%         100.00000%
                                        -------------
                           Total...     $ 260,095,000
                                        =============



                                             Original
                                           Certificate
                                         Notional Balance
                                           of Class A-X         Underwriter's        Purchase
            Underwriter                    Certificates           Discount            Price
-----------------------------------     -------------------    ----------------    -------------
Bear, Stearns & Co. Inc............     $1,820,667,600             0.0000%         1.25000%
Banc of America Securities LLC.....     $  195,071,600             0.0000%         1.25000%
Credit Suisse Securities (USA) LLC.     $  195,071,600             0.0000%         1.25000%
Greenwich Capital Markets, Inc.....     $  195,071,600             0.0000%         1.25000%
Lehman Brothers Inc................     $  195,071,600             0.0000%         1.25000%
                                        --------------
                           Total...     $2,600,954,000
                                        ==============



                                               Original
                                             Certificate
                                          Principal Balance
                                             of Class A-R         Underwriter's         Purchase
            Underwriter                      Certificates           Discount             Price
-------------------------------------     -------------------    ----------------     -------------
Greenwich Capital Markets, Inc......            $ 100                  N/A                N/A
                                          -------------------
                           Total....            $ 100
                                          ===================


                                             Original
                                           Certificate
                                        Principal Balance
                                           of Class B-1         Underwriter's        Purchase
            Underwriter                    Certificates           Discount            Price
------------------------------------    -------------------    ----------------    -------------
Bear, Stearns & Co. Inc............     $ 24,450,800               0.0000%         101.00000%
Banc of America Securities LLC.....     $  2,619,800               0.0000%         101.00000%
Credit Suisse Securities (USA) LLC.     $  2,619,800               0.0000%         101.00000%
Greenwich Capital Markets, Inc.....     $  2,619,800               0.0000%         101.00000%
Lehman Brothers Inc................     $  2,619,800               0.0000%         101.00000%
                                        ------------
                           Total...     $ 34,930,000
                                        ============



                                             Original
                                           Certificate
                                        Principal Balance
                                           of Class B-2         Underwriter's        Purchase
            Underwriter                    Certificates           Discount            Price
------------------------------------    -------------------    ----------------    -------------
Bear, Stearns & Co. Inc............     $ 15,046,600               0.0000%         99.906250%
Banc of America Securities LLC.....     $  1,612,100               0.0000%         99.906250%
Credit Suisse Securities (USA) LLC.     $  1,612,100               0.0000%         99.906250%
Greenwich Capital Markets, Inc.....     $  1,612,100               0.0000%         99.906250%
Lehman Brothers Inc................     $  1,612,100               0.0000%         99.906250%
                                        ------------
                           Total...     $ 21,495,000
                                        ============



                                             Original
                                           Certificate
                                        Principal Balance
                                           of Class B-3         Underwriter's        Purchase
            Underwriter                    Certificates           Discount            Price
------------------------------------    -------------------    ----------------    -------------
Bear, Stearns & Co. Inc............     $ 8,463,800                 0.0000%         98.125000%
Banc of America Securities LLC.....     $   906,800                 0.0000%         98.125000%
Credit Suisse Securities (USA) LLC.     $   906,800                 0.0000%         98.125000%
Greenwich Capital Markets, Inc.....     $   906,800                 0.0000%         98.125000%
Lehman Brothers Inc................     $   906,800                 0.0000%         98.125000%
                                        -----------
                           Total...     $12,091,000
                                        ===========


                                    EXHIBIT A

Underwriters' Information:

         The information set forth in the last paragraph on the front cover and in the third and fourth paragraphs under the caption "Method of Distribution" in each of the Preliminary Prospectus Supplement and the Final Prospectus Supplement.

                                   EXHIBIT B-1

         (I) A legend in substantially the following form must appear on each Free Writing Prospectus:

         THE ISSUER HAS FILED OR WILL FILE WITH THE SEC A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT) AND ANY RELATED ISSUER FREE-WRITING PROSPECTUS WITH RESPECT TO THIS OFFERING (THE "OFFERING DOCUMENTATION"). YOU MAY GET THE OFFERING DOCUMENTATION (WHEN COMPLETED) FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR(R)) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE OFFERING DOCUMENTATION BY CALLING 1-866-803-9204.

         (II) Legends substantially in the following form must appear on each Preliminary Term Sheet (including each version thereof), any amendment thereof or supplement thereto:

         THIS FREE WRITING PROSPECTUS IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING AND TO SOLICIT AN OFFER TO PURCHASE THE OFFERED SECURITIES. ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL COMMITMENT BY YOU TO PURCHASE ANY OF THE SECURITIES UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE SUCH SECURITIES. ANY SUCH COMMITMENT SHALL BE SUBJECT TO THE CONDITIONS SPECIFIED BELOW.

         THIS FREE WRITING PROSPECTUS IS NOT REQUIRED TO CONTAIN ALL OF THE INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE. THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME OF YOUR COMMITMENT TO PURCHASE THE OFFERED SECURITIES, SUPERCEDES ANY PRIOR VERSION OF THIS FREE WRITING PROSPECTUS AND ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR FREE WRITING PROSPECTUS RELATING TO THESE SECURITIES. IF A PRELIMINARY PROSPECTUS IS CONVEYED TO YOU PRIOR TO YOUR COMMITMENT TO PURCHASE, THAT DOCUMENT SUPERSEDES ALL OTHER INFORMATION PROVIDED TO YOU CONCERNING THE OFFERED SECURITIES.

         THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

         THE SECURITIES REFERRED TO IN THIS FREE WRITING PROSPECTUS ARE BEING OFFERED WHEN, AS AND IF ISSUED. THE ISSUER IS NOT OBLIGATED TO ISSUE ANY SUCH SECURITIES OR ANY SIMILAR SECURITIES, AND ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED HEREIN. THE UNDERWRITERS' OBLIGATION TO DELIVER SUCH SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE UNDERWRITING AGREEMENT WITH THE ISSUER AND THE AVAILABILITY OF THE SECURITIES HAVING THE CHARACTERISTICS DESCRIBED HEREIN. IF, FOR ANY REASON, THE ISSUER DOES NOT DELIVER SUCH SECURITIES, THE UNDERWRITER WILL NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.



                                     B-2-1

         ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW OR ON ANY ELECTRONIC COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

         (III) Legends substantially in the following form must appear on any final term sheet (including each version thereof), any amendment thereof or supplement thereto:

         THIS FREE WRITING PROSPECTUS IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.

         THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME OF YOUR COMMITMENT TO PURCHASE, SUPERSEDES SIMILAR INFORMATION CONTAINED IN ANY PRIOR FREE WRITING PROSPECTUS RELATING TO THESE SECURITIES.

         (IV) Legends substantially in the following form must appear on each Free Writing Prospectus that includes Derived Information:

         FOR ASSET-BACKED AND MORTGAGE-BACKED SECURITIES: CERTAIN OF THE INFORMATION CONTAINED HEREIN MAY BE BASED ON NUMEROUS ASSUMPTIONS (INCLUDING PRELIMINARY ASSUMPTIONS ABOUT THE POOL ASSETS AND STRUCTURE), WHICH MAY NOT BE SPECIFICALLY IDENTIFIED AS ASSUMPTIONS IN THE INFORMATION. ANY SUCH INFORMATION OR ASSUMPTIONS ARE SUBJECT TO CHANGE. THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY REFLECT ASSUMPTIONS SPECIFICALLY REQUESTED BY YOU. IF SO, PRIOR TO THE TIME OF YOUR COMMITMENT TO PURCHASE, YOU SHOULD REQUEST UPDATED INFORMATION BASED ON ANY ASSUMPTIONS SPECIFICALLY REQUIRED BY YOU.



                                     B-2-2

                                   EXHIBIT B-2

         (I) Legends in substantially the following form may appear (in place of the legend described in Part (II) of Exhibit B-1) on each Preliminary Term Sheet (including each version thereof), any amendment thereof or supplement thereto, and any final term sheet:

         THIS FREE WRITING PROSPECTUS IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING AND TO SOLICIT AN OFFER TO PURCHASE THE OFFERED SECURITIES. ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL COMMITMENT BY YOU TO PURCHASE ANY OF THE SECURITIES UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE SUCH SECURITIES. ANY SUCH COMMITMENT SHALL BE SUBJECT TO THE CONDITIONS SPECIFIED BELOW.

         THIS FREE WRITING PROSPECTUS IS NOT REQUIRED TO CONTAIN ALL OF THE INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE. THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME OF YOUR COMMITMENT TO PURCHASE THE OFFERED SECURITIES, SUPERCEDES ANY PRIOR VERSION OF THIS FREE WRITING PROSPECTUS AND ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR FREE WRITING PROSPECTUS RELATING TO THESE SECURITIES. IF A PRELIMINARY PROSPECTUS IS CONVEYED TO YOU PRIOR TO YOUR COMMITMENT TO PURCHASE, THAT DOCUMENT SUPERSEDES ALL OTHER INFORMATION PROVIDED TO YOU CONCERNING THE OFFERED SECURITIES.

         THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

         THE SECURITIES REFERRED TO IN THIS FREE WRITING PROSPECTUS ARE BEING OFFERED WHEN, AS AND IF ISSUED. THE ISSUER IS NOT OBLIGATED TO ISSUE ANY SUCH SECURITIES OR ANY SIMILAR SECURITIES, AND ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED HEREIN. THE UNDERWRITERS' OBLIGATION TO DELIVER SUCH SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE UNDERWRITING AGREEMENT WITH THE ISSUER AND THE AVAILABILITY OF THE SECURITIES HAVING THE CHARACTERISTICS DESCRIBED HEREIN. IF, FOR ANY REASON, THE ISSUER DOES NOT DELIVER SUCH SECURITIES, THE UNDERWRITER WILL NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

         ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW OR ON ANY ELECTRONIC COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.



                                     B-2-1

         PLEASE CLICK HERE FOR A COPY OF THE BASE PROSPECTUS APPLICABLE TO THIS OFFERING. [INSERT LINK DIRECT TO BASE AS POSTED ON A WEBSITE, OR LINK TO AN EMBEDDED PDF COPY OF THE BASE PROSPECTUS]

         (II) The following additional legend, or a similar legend to the following effect, may appear on any Free Writing Prospectus disseminated prior to the time of contract of sale, if reflective of the understanding between the Underwriter and the investor:

         THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, ASSET-BACKED SECURITIES AND THE ASSET POOLS BACKING THEM ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES WITH CHARACTERISTICS THAT MAY CHANGE MATERIALLY, AND ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED WITH MATERIAL CHARACTERISTICS DESCRIBED IN THESE MATERIALS. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THOSE SECURITIES HAVING THE MATERIAL CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THAT CONDITION IS NOT SATISFIED, WE WILL NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES YOU COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY. HOWEVER, UNLESS THE CLASS OF SECURITIES YOU COMMITTED TO PURCHASE HAS BEEN ELIMINATED, WE WILL PROVIDE YOU WITH REVISED OFFERING MATERIALS AND OFFER YOU AN OPPORTUNITY TO PURCHASE THAT CLASS, AS DESCRIBED IN THE REVISED OFFERING MATERIALS. TO INDICATE YOUR INTEREST IN PURCHASING THE CLASS YOU MUST AFFIRMATIVELY COMMUNICATE TO US YOUR DESIRE TO DO SO WITHIN _____ DAYS AFTER RECEIPT OF THE REVISED OFFERING MATERIALS, BUT IN NO EVENT LATER THAN THE BUSINESS DAY BEFORE THE DATE THE SECURITIES ARE ISSUED.

         (III) The following additional legend may appear on any Free Writing Prospectus disseminated prior to time of contract of sale (and this legend may replace portions of the legend described in Exhibit B-1 (II) and Exhibit B-2 (I) if inconsistent therewith):

         THIS FREE WRITING PROSPECTUS IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF THE ASSET-BACKED SECURITIES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT AN INDICATION OF YOUR INTEREST IN PURCHASING SUCH SECURITIES, WHEN, AS AND IF ISSUED. ANY SUCH INDICATION OF INTEREST WILL NOT CONSTITUTE A CONTRACTUAL COMMITMENT BY YOU TO PURCHASE ANY OF THE SECURITIES. YOU MAY WITHDRAW YOUR INDICATION OF INTEREST AT ANY TIME.

         (IV) The following additional legend may appear on any Free Writing Prospectus that includes Derived Information:

         THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY REFLECT PARAMETERS, METRICS OR SCENARIOS SPECIFICALLY REQUESTED BY YOU. IF SO, PRIOR TO THE TIME OF YOUR COMMITMENT TO PURCHASE, YOU SHOULD REQUEST UPDATED INFORMATION BASED ON ANY PARAMETERS, METRICS OR SCENARIOS SPECIFICALLY REQUIRED BY YOU IN ORDER TO MAKE YOUR INVESTMENT DECISION.


                                     B-2-2

                                   EXHIBIT B-3

         No legend to the following effect, whether or not expressed in different language, may be included in any Free Writing Prospectus:

         ANY STATEMENT THAT THE FREE WRITING PROSPECTUS WILL BE SUPERSEDED BY THE FINAL PROSPECTUS.

         ANY DISCLAIMER OF RESPONSIBILITY OR LIABILITY FOR, OR ANY DISCLAIMER OF THE ACCURACY OR COMPLETENESS OF, THE CONTENT OF THE FREE WRITING PROSPECTUS THAT WOULD NOT BE APPROPRIATE FOR A PROSPECTUS OR REGISTRATION STATEMENT. [FOR EXAMPLE, A DISCLAIMER BY ANY PARTY OF THE ACCURACY OF INFORMATION FOR WHICH THAT PARTY HAS STATUTORY LIABILITY WOULD NOT BE APPROPRIATE. HOWEVER, FACTUAL STATEMENTS REGARDING THE ROLE OF ANY PARTY IN PREPARING, PROVIDING, APPROVING OR VERIFYING ANY INFORMATION MAY BE MADE.]

         ANY STATEMENT REQUIRING INVESTORS TO READ, OR ACKNOWLEDGE THEY HAVE READ, ANY DISCLAIMERS OR LEGENDS, THE BASE PROSPECTUS OR THE REGISTRATION STATEMENT.

         LANGUAGE STATING THAT THE FREE WRITING PROSPECTUS IS NOT A PROSPECTUS OR AN OFFER TO SELL (OTHER THAN SUCH A STATEMENT AS TO JURISDICTIONS IN WHICH SUCH OFFER OR SALE IS NOT PERMITTED).

         ANY STATEMENT THAT THE FREE WRITING PROSPECTUS IS PRIVILEGED OR CONFIDENTIAL, OR THAT ITS USE IS OTHERWISE RESTRICTED.

         ANY STATEMENT THAT THE FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL MATERIAL INFORMATION, OR THAT IT WILL BE SUPPLEMENTED BY THE FINAL PROSPECTUS.

         ANY STATEMENT THAT THE FREE WRITING PROSPECTUS IS SUBJECT TO CHANGE WITHOUT NOTICE.

         ANY STATEMENT THAT THE INVESTMENT DECISION SHOULD BE BASED ON, OR MAY ONLY BE MADE BASED ON, THE FINAL PROSPECTUS OR ANY OTHER INFORMATION THAT IS DELIVERED ONLY AFTER THE TIME OF THE CONTRACT FOR SALE OF THE SECURITIES.




                                     B-3-1

                                   EXHIBIT C-1

                          FIRST PRELIMINARY TERM SHEET

                                   EXHIBIT C-2

                          SECOND PRELIMINARY TERM SHEET

                                   EXHIBIT C-3

                          Third Preliminary Term Sheet

                                    EXHIBIT D

                          ADDITIONAL ISSUER INFORMATION